UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2013

INCEPTION MINING INC.

(Exact name of registrant as specified in its charter)

(Former Name of Registrant)

Nevada	333-147056	35-2302128
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5320 South 900 East, Suite 260
Murray, Utah 84107

(Address of principal executive offices) (zip code)

801-428-9703

(Registrant’s telephone number, including area code)

Copies to:

Fleming PLLC

49 Front Street, Suite 206

Rockville Centre, New York 11570

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into A Material Definitive Agreement Registrant

Item 3.02   Unregistered Sales of Equity Securities

Inception Mining Inc. (the “Company”) entered into subscription agreements with various accredited investors (the “2013 Accredited Investors”) pursuant to which the 2013 Accredited Investors purchased an aggregate of 306,722 shares of the Company’s common stock (the “2013 Subscription Shares”) for an aggregate purchase price of $138,025, together with common stock purchase warrants to acquire 153,361 shares of common stock at $0.90 per share for a period of three years (the “2013 Warrants” and together with the 2013 Subscription Shares, the “2013 Securities”).

●	On July 30, 2013, the Company sold 224,500 shares of common stock and Warrants to acquire 112,250 shares of common stock for an aggregate consideration of $101,025.

●	On August 30, 2013, the Company sold 82,222 shares of common stock and Warrants to acquire 41,111 shares of common stock for an aggregate consideration of $37,000.

The 2013 Securities were offered and sold in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 (the “Securities Act”) and/or Rule 506 promulgated under the Securities Act. The 2013 Accredited Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01   Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

4.1	Form of Subscription Agreement entered by and between Inception Mining Inc. and Accredited Investors (1)

(1) Incorporated by reference to the Form 8-K Current Report as filed with the Securities and Exchange Commission on August 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INCEPTION MINING INC.

Date: September 6, 2013	By:	/s/ Michael Ahlin
Michael Ahlin
Chief Executive Officer